[GRAPHIC OMITTED][GRAPHIC OMITTED]






PAYLESS CASHWAYS
LUMBERJACK
HUGH M. WOODS
KNOX LUMBER
CONTRACTOR SUPPLY




                                 March 14, 2001

To Our Stockholders:

         It is my pleasure to invite you to our 2001 annual meeting of stock-holders. This year it will be held on Wednesday, April 18, 2001, at 10:00 a.m., at the Payless Cashways, Inc. Store Support Center, located at 800 N.W. Chipman Road, Suite 5900, Lee's Summit, Missouri.

         With this letter, you will find the formal notice of the 2001 annual meeting, our 2000 Annual Report and our Proxy Statement for the 2001 annual meeting. When you have finished reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy card, to ensure that your shares will be represented. You may also vote by telephone or over the Internet as indicated on the proxy card instructions.

         Please be advised that this year's format will be similar to last year. We will again meet at our Store Support Center offices and conduct only the formal business required at this meeting, the election of directors. Of course, if you have any questions, we will be available after the meeting, or throughout the year via the telephone or our web site: webinvestor@payless.cashways.com.

         We appreciate your continuing interest in our Company.

                                           Thank you,

                                           /S/Millard E. Barron

                                           Millard E. Barron
                                           President and Chief Executive Officer

                                [PAYLESS LOGO]

                               BUILDING MATERIALS

                        800 N.W. Chipman Road, Suite 5900
                        Lee's Summit, Missouri 64063-5717

                     --------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                             PAYLESS CASHWAYS, INC.

                            To Be Held April 18, 2001

To the Stockholders of PAYLESS CASHWAYS, INC.:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Payless Cashways, Inc. will be held at the offices of Payless Cashways, Inc., 800 N.W. Chipman Road, Suite 5900, Lee's Summit, Missouri, on Wednesday, April 18, 2001 at 10:00 a.m. for the following purposes:

         1. To elect two Class I directors to a term of three years each as set forth in the Proxy Statement.

         2. To transact such other and further business as may properly come before the meeting.

       The Board of Directors has fixed the close of business on February 19, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Dated:  March 14, 2001

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /S/Gary D. Gilson


                                          Gary D. Gilson, Secretary

You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please date and sign the enclosed proxy card and return it promptly in the enclosed envelope. You may also vote by telephone or over the Internet as indicated on the proxy card instructions. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

General Information for Stockholders

         In order to provide every stockholder with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not the stockholder attends in person, proxies are solicited from stockholders by the Board of Directors of Payless Cashways, Inc. ("Payless" or the "Company"). When the enclosed proxy card is properly executed and returned or your proxy is given by phone or over the Internet, the shares represented will be voted by the persons designated as proxies, in accordance with the stockholder's directions. Stockholders may vote on a matter by marking the appropriate box on the card or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of Directors on that matter. You may also vote by telephone or over the Internet by following the instructions included on your proxy card.

         If your shares are held in "street name," you will need to follow the voting instructions on the form you receive from your broker or other nominee. The availability of telephone or Internet voting will depend on their voting processes.

         Management knows of no matters other than those set forth on the proxy card that will be presented for action at the Annual Meeting. Execution of the proxy, either by signing the proxy card, voting by telephone or over the Internet, confers on each of the persons designated as proxies the discretionary authority to vote the shares represented in accordance with their best judgment on any other business that may properly come before the meeting as to which the Company did not have notice prior to February 18, 2001.

         Any stockholder executing a proxy, by mail, by telephone or over the Internet, may revoke that proxy or submit a revised proxy at any time before it is voted. A stockholder may also vote by ballot at the Annual Meeting, thereby canceling any proxy previously returned as to any matter voted on by ballot. A stockholder wishing to name as his or her proxy someone other than those designated on the proxy card may do so by crossing out the names of the designated proxies and inserting the name(s) of the person(s) he or she wishes to have act as his or her proxy. In such case, it will be necessary that the proxy be delivered by the stockholder to the person(s) named, and that the person(s) named be present and vote at the meeting. Proxy cards on which alternate proxies have been named should not be mailed directly to the Company.

         Holders of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") at the close of business on February 19, 2001, the record date for the Annual Meeting (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on such date, a total of 20,000,000 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the Annual Meeting. It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to the stockholders on or about March 14, 2001.

Matters to be Considered at the Annual Meeting

1.       Proposal No. 1 - Election of Directors

                  The business and affairs of the Company are to be managed by or under the direction of a Board of Directors. Pursuant to the Certificate of Incorporation of the Company, the terms of the directors are divided into three classes, designated Class I, Class II and Class
         III. Each class consists, as nearly as may be possible, of one-third the total number of directors constituting the entire Board of Directors, which currently is seven. There are currently two Class I directors standing for election. The current terms of the Class I directors, Class II directors and Class III directors expire in 2001, 2002 and 2003, respectively. At each Annual Meeting, successors to the class of directors whose terms expire at that Annual Meeting are elected for a 3-year term.

                  At the Annual Meeting of Stockholders in 2001, two Class I directors are to be elected. The nominees listed below have been approved by the Board of Directors. It is the intention of the persons named as proxies in the accompanying form of proxy, unless such authority is withheld, to vote for the election of the nominees set forth below. In order to be elected a director, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. The abstention or failure to vote shares present at an Annual Meeting and broker nonvotes do not have the effect of a vote "for" or "against" a nominee.

                  The nominees have consented to their nomination and have agreed to serve if elected. In case the nominees are not available for election for reasons not presently known to the Company, discretionary authority will be exercised by the proxies named in the enclosed form of proxy to vote for substitutes selected by the Board of Directors. Information regarding the nominees is set forth below.

                                                        Principal Occupation and
Name                                      Age       Five-Year Employment History

Millard E. Barron.............            51        President  and Chief  Execu-
  First designated as                               tive   Officer  of   Payless
  a director: 1998                                  since June 1998;   President
  Class I                                           of Zellers,  Inc. and Execu-
                                                    tive   Vice   President   of
                                                    Hudson's Bay  Company   from
                                                    September  1996 to  February
                                                    1998; Senior Vice  President
                                                    and  Chief Operating Officer
                                                    of  the International  Divi-
                                                    sion  of   Wal-Mart  Stores,
                                                    Inc.  from   August  1994 to
                                                    September 1996; and current-
                                                    ly  a  director  of  America
                                                    Homestar Corporation.

                                                        Principal Occupation and
Name                                      Age       Five-Year Employment History

H.D. Cleberg..................            62        Retired President and  Chief
  First designated as                               Executive  Officer of  Farm-
  a director: 1997                                  land  Industries,  Inc. from
  Class I                                           1991 to 2000. Mr. Cleberg is
                                                    a member of   the  Corporate
                                                    Governance  and   Nominating
                                                    Committee  of  the   Payless
                                                    Board  of   Directors.   Ms.
                                                    Renae  Gonner, the Company's
                                                    Vice President  -  Marketing
                                                    &   Advertising,    is   Mr.
                                                    Cleberg's daughter.

       The Board of Directors unanimously recommends a vote "FOR" the proposal to elect the nominees as Class I directors of the Company.

         Information regarding the five directors who were previously designated and will continue to serve their terms is set forth below.

                                                        Principal Occupation and
Name                                      Age       Five-Year Employment History

Max D. Hopper...................          66          Founder and  principal  of
  First designated as                                 Max D. Hopper  Associates,
  a director: 1997                                    Inc., a consulting    firm
  Class II                                            specializing in the  stra-
                                                      tegic use of advanced  in-
                                                      formation  systems; former
                                                      Chairman   of  The   SABRE
                                                      Technology    Group    and
                                                      Senior Vice  President for
                                                      American  Airlines,   both
                                                      units of AMR  Corporation;
                                                      and currently a   director
                                                      of Gartner   Group,  Inc.,
                                                      Metrocall,  Inc.,   USDATA
                                                      Corporation,  Inc., United
                                                      Stationers,  Inc.,  Exodus
                                                      Communications,  Inc., and
                                                      Accrue   Software,    Inc.
                                                      Mr.  Hopper  is  a  member
                                                      of  the    Corporate  Gov-
                                                      ernance  and    Nominating
                                                      Committee and  the   Audit
                                                      and Finance Committee   of
                                                      the Payless  Board  of Di-
                                                      rectors.

Peter M. Wood...................          62          Former  Managing  Director
  First designated as                                 of J.P.  Morgan & Co., In-
  a director: 1997                                    corporated from 1986 until
  Class II                                            1996; Non-Executive Chair-
                                                      man of the Board  of Stone
                                                      & Webster, Inc. since July
                                                      2000;  and currently a di-
                                                      rector of Eastman Chemical
                                                      Company and Middlesex  Mu-
                                                      tual  Assurance   Company.
                                                      Mr.  Wood is  Chairman  of
                                                      the  Corporate  Governance
                                                      and Nominating   Committee
                                                      and a member of the  Audit
                                                      and Finance   Committee of
                                                      the Payless Board  of  Di-
                                                      rectors.

                                                        Principal Occupation and
Name                                      Age       Five-Year Employment History

Peter G. Danis................            68        Non-Executive  Chairman   of
  First designated as                               the Board of Payless   since
  a director: 1997                                  December 1997;  Chief Execu-
  Class III                                         tive  Officer of  Boise Cas-
                                                    cade Office Products  Corpo-
                                                    ration  and  Executive  Vice
                                                    President  of  Boise Cascade
                                                    Corporation  from   1995  to
                                                    April  1998;  President   of
                                                    Boise  Cascade  Office Prod-
                                                    ucts  Corporation  from 1995
                                                    to February 1998; and served
                                                    in various  upper management
                                                    positions  with  both  Boise
                                                    Cascade     Corporation  and
                                                    Boise  Cascade Office  Prod-
                                                    ucts Corporation since 1968.
                                                    Mr. Danis is a member of the
                                                    Compensation   Committee  of
                                                    the    Payless    Board   of
                                                    Directors.

David G. Gundling.............            50        President  and  Chief Execu-
  First designated as                               tive  Officer  of  Hagemeyer
  a director: 1997                                  North  America,  Inc.  since
  Class III                                         1997;  President  and  Chief
                                                    Operating  Officer  of Rich-
                                                    food Pennsylvania, Inc. from
                                                    1996 to 1997  and  Executive
                                                    Vice  President and a direc-
                                                    tor of Super  Rite  Corpora-
                                                    tion from 1987 to 1996.  Mr.
                                                    Gundling is Chairman  of the
                                                    Compensation   Committee  of
                                                    the Payless Board of  Direc-
                                                    tors.

Donald E. Roller..............            63        Acting Chief Executive Offi-
  First designated as                               cer of Payless from  January
  a director: 1997                                  1998 until June 1998; Execu-
  Class III                                         tive Vice  President - North
                                                    American  Gypsum USG  Corpo-
                                                    ration  from January 1996 to
                                                    November 1996; President and
                                                    Chief  Executive  Officer of
                                                    United States Gypsum Company
                                                    from January 1993 to  Novem-
                                                    ber  1996;  and currently  a
                                                    director   of   Jacksonville
                                                    Bank. Mr. Roller is Chairman
                                                    of the  Audit  and   Finance
                                                    Committee  and a  member  of
                                                    the  Compensation  Committee
                                                    of the Payless Board  of Di-
                                                    rectors.


         The current Board of Directors (with the exception of Mr. Barron) took office December 2, 1997. Mr. Barron took office on June 17, 1998. During fiscal 2000, there were eight meetings of the Board of Directors. During fiscal 2000, each director attended 75% or more of all meetings of the Board of Directors and of the committees on which he served. In addition to attending Board of Directors and committee meetings during the year, the directors conferred with officers regarding corporate matters, performed independent research and analysis, and reviewed material submitted by management to the Board of Directors and committees for consideration and action.

Committees of the Board

         The Board of Directors currently has three standing committees. Their functions are described below:

         Compensation - The Compensation Committee reviews the compensation (wages, salaries, supplemental compensation and benefits) of the employees of the Company, approves compensation and benefit policies and plans, approves direct and indirect executive officer compensation, administers stock programs, and oversees the Company's executive development plan. The Committee also makes recommendations to the Board of Directors regarding election of executive officers and compensation and benefits for directors. During fiscal 2000, there were two meetings and two special meetings of the Compensation Committee. The members of the Compensation Committee are David G. Gundling, Chairman; Peter G. Danis; and Donald E. Roller.

         Corporate Governance and Nominating - The Corporate Governance and Nominating Committee reviews the size, composition and effectiveness of the Board of Directors, including retention, tenure and retirement policies, criteria for selection of nominees to the Board of Directors, qualifications of candidates, and membership and structure of Board Committees. The Committee also reviews developments in corporate governance generally and makes appropriate recommendations to the Board of Directors. The Corporate Governance and Nominating Committee met three times during fiscal 2000. The members of the Company's Corporate Governance and Nominating Committee are Peter M. Wood, Chairman; H.D. Cleberg; and Max D. Hopper.

         Audit and Finance - The Audit and Finance Committee monitors and reviews the adequacy of financial, operating and system controls, financial reporting, compliance with legal, ethical and regulatory requirements, and the performance of the external and internal auditors. The Committee serves as the conduit for communication between the Board of Directors and external and internal auditors. The Committee recommends to the Board of Directors the independent public accountants to conduct the annual examination of financial statements and also reviews the proposed scope and fees of the examination, as well as its results, and any significant, non-audit services and fees.

         The Committee also considers the financing requirements of the Company, reviews and makes recommendations to the Board of Directors with respect to acquisitions, divestitures, extraordinary capital expenditure requests, and significant changes in the capital structure of the Company, including the incurrence/defeasance of long-term indebtedness and the issuance/redemption of equity securities, and other major financial transactions.

         The Audit and Finance Committee met four times during fiscal 2000. The members of the Audit and Finance Committee are Donald E. Roller, Chairman; Peter M. Wood; and Max D. Hopper. Each of Mr. Wood and Mr. Hopper are indepen-dent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. While serving as a Director, Mr. Roller, at the request of the Board of Directors, also assumed the position of Acting Chief Executive Officer for a portion of Fiscal 1998. Accordingly, Mr. Roller may not be independent as so defined. However, because Mr. Roller served in such position on an interim basis during the national search for a new Chief

Executive Officer, the Board of Directors determined that his objectivity would not be compromised by his service in such position. The Board of Directors also determined that his financial and management expertise warranted his appointment to the Audit and Finance Committee in the best interest of the Company and its stockholders.



Compensation of Directors

         The Company pays each non-employee director (i) an annual fee of $25,000, except that the Non-Executive Chairman is paid an annual fee of $100,000, payable quarterly, (ii) $1,000 for each meeting of the Board of Directors attended by the director, (iii) $1,000 for each committee meeting attended by the director and (iv) a $2,000 per diem for special matters undertaken on behalf of the Company at the request of the Chairman or the CEO. Committee Chairmen are paid an additional annual fee of $3,500.

         In October 2000, Non-Executive Chairman Peter G. Danis was granted options to purchase 30,000 shares of Common Stock and H.D. Cleberg, David G. Gundling, Max D. Hopper, Donald E. Roller and Peter M. Wood were each granted options to purchase 15,000 shares of Common Stock pursuant to the Payless Cashways, Inc. 1998 Omnibus Incentive Plan (discussed in the section entitled, "Report on Executive Compensation"). All such options have an exercise price equal to the fair market value of the Common Stock on the date of grant, and are subject to a four-year vesting schedule with one-fourth of the grant vesting on each anniversary from the grant date.

Compensation Committee Interlocks and Insider Participation

         Members of the Compensation Committee of the Company's Board of Direc-tors during fiscal 2000 were David G. Gundling, Chairman; Peter G. Danis; and Donald E. Roller. During a portion of fiscal 1998, Mr. Roller served as Acting Chief Executive Officer of the Company.

Performance Graph

         The graph set forth below compares the indexed total return on an investment in the Company's Common Stock against the Russell 2000 and the Standard and Poor's Retail (Building Materials) Index ("S&P Building Materials Index"). The graph is based on stock performance and assumes the reinvestment of any dividends. The period covered is December 2, 1997 (the date on which the Common Stock was first traded) through the Company's 2000 fiscal year end.

         The current indices are presented in the following graph.

[GRAPHIC OMITTED]

                                  As of    As of      As of     As of     As of      As of      As of
                                12/2/97  5/31/98   11/30/98   5/31/99  11/26/99    5/27/00   11/25/00
                                -------  -------   --------   -------  --------    -------   --------
Payless Cashways, Inc.(1).......$100.00  $106.12     $46.92    $69.39    $49.96     $54.07     $35.92
Russell 2000....................$100.00  $105.58     $91.97   $101.43   $104.99    $105.76    $109.11
S&P Building Materials Index....$100.00  $143.00    $171.58   $197.53   $252.79    $225.75    $184.06
---------------------

(1) Fiscal quarters and year end on a Saturday, therefore closest available date is used.

         The closing price on February 16, 2001 was $0.98 per share.

Audit and Finance Committee Report

        On April 19, 2000, the Board of Directors of the Company revised its written Audit and Finance Committee Charter. A copy of the Company's current Audit and Finance Committee Charter is attached to this Proxy Statement as Appendix A.

         The Audit and Finance Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61"). In addition, the Audit and Finance Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("ISB Standard No. 1"). The Audit and Finance Committee has reviewed the materials received from the independent auditors and has met with representatives of KPMG LLP to discuss the auditors' independence. The Audit and Finance Committee has considered whether the non-audit services provided by KPMG LLP to the Company are compatible with the auditors' independence.

         Based on the Audit and Finance Committee's review of the above items and the discussions referred to above, the Audit and Finance Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended November 25, 2000 for filing with the Commission.

         This report is submitted by the members of the Audit and Finance Committee.

         Donald E. Roller, Chairman
         Max D. Hopper
         Peter M. Wood

Audit Fees

         Aggregate fees of $286,000.00 were billed to the Company for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended November 25, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for such fiscal year.

Financial Information Systems Design and Implementation Fees

         No fees were billed to the Company for professional services by KPMG LLP for the fiscal year ended November 25, 2000 in connection with financial information systems design and implementation.

All Other Fees

         Aggregate fees of $113,400.00 were billed to the Company for services rendered by KPMG LLP for the fiscal year ended November 25, 2000, other than services covered under Audit Fees and Financial Information Systems Design and Implementation Fees above.

Report on Executive Compensation

         The Compensation Committee is composed entirely of directors who are not executive officers of the Company. The members of the Compensation Commit-tee are Mr. Gundling, Chairman; Mr. Danis; and Mr. Roller.

         The Committee is responsible, on behalf of the Board of Directors, for reviewing the compensation (wages, salaries, supplemental compensation and benefits) of the Company's executive officers, including approval of compensation and benefit policies, approval of direct and indirect executive officer compensation, administration of stock incentive programs, and oversight of the Company's executive development plan.

         The Compensation Committee believes that it is in the best interest of the Company's stockholders to attract, retain and motivate top quality executive officers by offering a competitive compensation package that establishes a relationship between executive pay and the enhancement of stockholder value.

         The Committee reviews its executive officer compensation program each year. Periodically, the Committee has engaged an independent, executive compensation consulting firm to conduct a formal study to determine whether the Company's compensation program is competitive with executive compensation programs of comparable companies (including building material retailers, similarly-sized companies, and other retail companies). In connection with these studies, the consulting firm has reviewed industry data obtained from national compensation surveys in which the Company participates, including an annual compensation study published by an executive compensation consulting firm. In years in which a formal study is not completed, the conclusions of the most recent study are updated based on a survey of retail compensation trends published by executive compensation consulting firms, published wage and salary surveys, and inflation indices.

          Each year the Committee reviews the performance of the Company and approves an annual base salary and an annual incentive bonus opportunity for each executive officer consistent with the objectives set forth below. When appropriate, the Committee recommends incentive compensation awards pursuant to the Company's 1998 Omnibus Incentive Plan.

   Annual Base Salary

         The Compensation Committee believes that annual base salaries of the Company's executive officers should be maintained at levels that are competitive with salaries at comparable companies. As a result, the Committee historically has set annual base salaries at approximately the 50th percentile of annual base salaries for executives in similar positions at comparable companies. Prior to the beginning of each fiscal year, the Committee reviews the performance of the Company and base salaries of executive officers, compares base salaries against those of comparable companies and determines pay adjustments, as appropriate. The performance criteria used by the Compensation Committee include the reporting responsibilities of each executive officer and corporate performance in terms of sales, earnings before interest, taxes, depreciation and amortization ("EBITDA"), income, operating goals and similar factors. The Compensation Committee does not employ any specific weighting of the performance criteria and application of the criteria is also dependent upon the position of the particular executive officer. When the Company entered into employment agreements with executive officers (discussed in the section entitled "Summary Compensation Table"), the annual base salaries under the agreements were established consistent with these criteria.

   Store Support Center Management Incentive Plan

         The Committee establishes annual incentive bonus opportunities pursuant to the Company's Store Support Center Management Plan. Under the program, executive officers are entitled to receive bonus payments based upon the Company's achievement of EBITDA targets, as follows: (i) if the Company achieves 100% of the EBITDA target, then executive officers may receive as much as 100% of their incentive levels; (ii) if the Company achieves a minimum of 90% of the EBITDA target, then executive officers are entitled to receive 50% of their incentive levels; and (iii) if the Company fails to achieve a minimum of 90% of the EBITDA target, then the Company will not pay any portion of the incentive levels. The Committee sets incentive levels for executive officers based on salary grade. Total cash compensation (base salary plus annual incentive bonus opportunity) for executive officers is intended to exceed the Company's established competitive levels (50th percentile of base salaries and incentives for executives in similar positions at comparable companies) when superior performance levels are achieved, i.e., performance which meets or exceeds 100% EBITDA. During fiscal 2000, no incentives were paid because the minimum EBITDA target was not achieved.

   1998 Omnibus Incentive Plan

         In January 1998, the Board of Directors adopted the Payless Cashways, Inc. 1998 Omnibus Incentive Plan (the "Plan") for the purposes of (i) giving the Company and its affiliates a competitive advantage in attracting, motivating and retaining employees and outside directors; (ii) more closely aligning the interests of the Company's employees with the interests of the Company's stockholders; and (iii) motivating the Company's employees to enhance the Company's value for the benefit of its stockholders. The Plan was amended and restated in February 1999 and was further amended in October 2000. The Plan authorizes the Compensation Committee to grant employees and outside directors options (non-qualified stock options and, upon stockholder approval, incentive stock options), limited rights, dividend equivalents, restricted stock, performance shares, performance units (including performance-based cash awards), and other rights, interests or options relating to 3,000,000 shares of the Company's Common Stock. The Plan also authorizes the Committee to provide reload options in connection with options granted under the Plan.

   Chief Executive Officer Compensation

         During fiscal 2000, the Board of Directors determined the compensation of Mr. Barron (in his capacity as Chief Executive Officer) using the criteria described above.

         The compensation of Mr. Barron, Chief Executive Officer of the Company, consists of (i) an annual base salary, (ii) an annual incentive cash bonus based on achievement of certain performance goals, and (iii) options to purchase shares of the Company's Common Stock under the 1998 Omnibus Incentive Plan discussed above.

         In October, 2000, based on annual base salaries for executives in similar positions at comparable companies, and based on objective and subjective evaluation of his accomplishment or progress toward accomplishment of short term and long term strategic and business plan goals, the Committee recommended and the Board of Directors approved an increase in Mr. Barron's annual base salary to $650,000 and a grant of options to purchase 60,000 shares of Common Stock. No adjustments were made to Mr. Barron's annual bonus target, and no bonus was awarded for 2000.

   Other Information

         Section 162(m) of the Internal Revenue Code generally limits deductions by publicly held corporations for federal income tax purposes to $1 million of compensation paid to each of the executive officers listed in the corporation's summary compensation table unless such excess compensation is "performance based" as defined in Section 162(m). The Company does not anticipate that any executive officer's compensation for fiscal 2000 will exceed $1 million for purposes of Section 162(m). Thus, it is the current intention of the Committee that all compensation paid under the executive compensation program will be tax deductible to the Company no later than in the year paid to each executive officer.

         The  Committee  will review from time to time the  potential  impact of
Section 162(m) on the deductibility of executive compensation. However, the Committee intends to maintain the flexibility to take actions that it considers to be in the best interests of the Company and its stockholders and which may be based on considerations in addition to tax deductibility.

         This report is submitted by the members of the Compensation Committee.

         David G. Gundling, Chairman
         Peter G. Danis
         Donald E. Roller

Summary Compensation Table

         The following table sets forth the compensation during each of the last three completed fiscal years for the Company's named executive officers who held the positions listed in fiscal 2000:

                                   ANNUAL COMPENSATION                    LONG-TERM COMPENSATION AWARDS
                      --------------------------------------------------- -----------------------------
        (a)            (b)      (c)           (d)           (e)              (f)            (g)                 (h)

                                                                          Restricted     Securities
      Name and                                           Other Annual       Stock        Underlying          All Other
 Principal Position    Year   Salary($)    Bonus($)(1) Compensation($)(2)  Awards($)   Options/SARs(#)    Compensation($)(3)
-------------------    ----   ---------    ----------- ------------------ ----------   ---------------    ------------------
Millard E. Barron-
  President, Chief     2000   550,000          ---             ---           ---            60,000             11,758
  Executive Officer    1999   498,077          ---             ---           ---            60,000               ---
  and Director         1998   246,412         83,819          8,654          ---           350,000               ---


David J. Krumbholz-
  Senior Vice          2000   231,808          ---             ---           ---            20,000             15,415
  President-Store      1999   212,000          ---             ---           ---            20,000              6,281
  Operations           1998   206,424         28,800           ---           ---           100,000              2,004


Edward L. Zimmerlin-
  Senior Vice          2000   231,538          ---             ---           ---            20,000              6,925
  President-Marketing/ 1999   158,365          ---            7,323          ---           135,000               ---
  Merchandising(4)


Kelly R. Abney-
  Vice President-      2000   211,808          ---             ---           ---            20,000              9,349
  Logistics &          1999   207,000          ---             ---           ---            20,000              6,275
  Facilities           1998   192,135         25,500           ---           ---           100,000              2,095


James L.Deats-
  Vice President-      2000   179,808          ---             ---           ---            20,000             11,834
  Information Systems  1999   175,000          ---           14,922          ---            20,000               ---
                       1998    20,192          ---             ---           ---            60,000               ---

(1) Except for $83,819 for Mr. Barron in 1998, the amounts reflected in column (d) above represent the retention bonuses and success bonuses that were paid in December 1997 and June 1998, which are more fully described in the text below this table.

(2) The amounts reflected in column (e) above reflect a relocation allow-ance for (i) Mr. Barron for 1998, (ii) Mr. Zimmerlin for 1999, and
         (iii) Mr. Deats for 1999.

(3)      All other  compensation  is as  follows:  The  Employee  Savings   Plan
         estimated contributions for 2000 are  $3,054 for Mr. Zimmerlin,  $3,400
         for Mr. Krumbholz and Mr. Abney,   and  $3,185 for  Mr. Deats,



         respectively. The car allowance compensation for 2000 was $11,758 for Mr. Barron, $12,015 for Mr. Krumbholz, $3,871 for Mr. Zimmerlin, $5,949 for Mr. Abney, and $8,649 for Mr. Deats, respectively.

(4)      Mr. Zimmerlin was not employed by the Company in fiscal 1998.

         Millard E. Barron, David J. Krumbholz, Edward L. Zimmerlin, Kelly R. Abney, and James L. Deats (the "Executives") have entered into employment agreements with the Company (the "Employment Agreements") as of December 1, 2000. The term of each Employment Agreement is one year unless sooner terminated pursuant to the terms of the Employment Agreement; provided, however that each Employment Agreement will be automatically renewed for an additional term of one year at the end of the initial term and each succeeding term, unless either the Company or the Executive serves notice on the other at least ninety (90) days prior to the expiration of the term, in accordance with certain specified procedures, that the party giving notice intends to end the Employment Agreement at the conclusion of the then-current term.

         If the Company terminates an Executive's Employment Agreement for "Cause" (as such term is defined in the respective Employment Agreement), the Employment Agreement and the Company's obligation to make further base salary and Incentive Compensation payments thereunder shall thereupon terminate and no severance is owed. If (i) the Executive terminates his Employment Agreement for "Good Reason" (as such term is defined in the respective Employment Agreement),
(ii) the Company terminates the Employment Agreement without "Cause," or (iii) the Employment Agreement terminates due to expiration, the Executive shall be entitled to the following severance benefits: (a) the Company shall continue to pay the Executive the Executive's base salary for a period of one year after the date the Executive's employment with the Company is terminated (the "Severance Period"); (b) in the event the Compensation Committee determines that Incentive Compensation is to be paid in the year in which the Executive's employment is terminated, then at the discretion of the Chief Executive Officer, the Executive may receive Incentive Compensation prorated for the time during which services were rendered in the year of termination, at the rate determined by the Compensation Committee for the calculation of Incentive Compensation for that year; (c) during the Severance Period, the Company shall provide the Executive with medical, dental, vision and regular and supplemental life insurance coverage substantially similar to the coverage that the Executive was receiving or entitled to receive immediately prior to the date of termination of the Executive's employment unless the Executive receives similar benefits elsewhere; and (d) the Company, at its expense, will provide to the Executive outplacement services up to a maximum of $30,000. If, however, the Executive's employment is terminated within twelve months without "Cause" as a result of a "Change of
Control" (as defined in the respective Employment Agreement), and if the Executive is not offered a comparable position by the Company, then the Severance Period shall be extended to the second anniversary of the date of the termination of employment, and the Executive shall be entitled to receive continued payments of base salary during the second year of the Severance Period. All severance benefits other than continued payments of base salary shall cease on the first anniversary of the termination of employment in the event of a Change of Control. In no event, however, is the Company required to provide base salary continuation or other severance benefits if the Executive violates his confidentiality, non-solicitation, non-disparagement or non-competition obligations.

         In the event of the Executive's death or if the Executive should become unable to perform the essential functions of his position, with or without reasonable accommodation by the Company, the Executive's Employment Agreement shall terminate, and the Executive shall not be entitled to receive severance benefits.

         In connection with the Company's Plan of Reorganization, and because of the difficulty of recruiting key employees to a debtor in a bankruptcy proceeding and the difficulty in general of recruiting in a tight labor market, the Company presented for the Bankruptcy Court's approval, and the Bankruptcy Court approved, an Amended Reorganization Retention Plan (the "Retention Plan") with respect to approximately 350 key employees, including David J. Krumbholz and Kelly R. Abney. Pursuant to the Retention Plan, these employees were eligible for a retention bonus (the "Retention Bonus") if they (i) were employed by the Company on the date of payment, and (ii) had performed at expectations measured against performance standards for their position. The Retention Bonus was paid in two equal installments on December 2, 1997 and June 5, 1998. Pursuant to the Retention Plan, certain executive officers, including David J. Krumbholz and Kelly R. Abney were also eligible for an additional discretionary bonus (the "Success Bonus") on the effective date of the Plan of Reorganization. The purpose of the Success Bonus was to give these executive officers an incentive to cause the effective date of the Plan of Reorganization to occur as early as possible, and the maximum total amount of the Success Bonus pool was designed to decrease in steps if the effective date did not occur by specified dates.

                      Option/SAR Grants in Last Fiscal Year
                                                                                          Potential Realizable Value at
                                                                                          Assumed Annual Rates of Stock
                                                                                           Price Appreciation of Option
                                                Individual Grants                                    Term(3)
                           ----------------------------------------------------------     -----------------------------
            (a)                  (b)             (c)              (d)           (e)              (f)            (g)
                              Number of   Percent of Total
                              Securities     Options/SARs     Exercise or
                              Underlying      Granted to       Base Price
                             Options/SARs    Employees in                  Expiration
             Name            Granted (#)(1)   Fiscal Year    ($/Share)(2)      Date              5%($)         10%($)
             ----            --------------   -----------    ------------- ----------            -----         ------
Millard E. Barron.......        60,000          20.69%           1.406      10/17/10            53,054        134,448

David J. Krumbholz......        20,000           6.90%           1.406      10/17/10            17,685         44,816

Edward L. Zimmerlin.....        20,000           6.90%           1.406      10/17/10            17,685         44,816

Kelly R. Abney..........        20,000           6.90%           1.406      10/17/10            17,685         44,816

James L. Deats..........        20,000           6.90%           1.406      10/17/10            17,685         44,816

(1) The options were granted pursuant to the Plan. Additional Plan infor-mation is described in the section entitled, "Report on Executive Com-pensation."

(2) The exercise prices are equal to the fair market value of the Company's Common Stock on the date of the grant.

(3) The amounts listed under columns (f) and (g) illustrate values that might be realized upon exercise immediately prior to the expiration of the options' terms using 5 percent and 10 percent appreciation rates, compounded annually from the date of the grant to the stated ex-piration date of the options, and are not intended to forecast pos-sible future appreciation, if any, of the Company's stock price.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values
          (a)                     (b)                 (c)                       (d)                           (e)
                                                                       Number of Securities          Value of Unexercised
                                                                      Underlying Unexercised      In-the-Money Options/ SARs
                          Shares Acquired on                        Options/ SARs at FY-End (#)        at FY-End ($)(1)
          Name               Exercise (#)      Value Realized ($)   Exercisable Unexercisable      Exercisable Unexercisable
          ----               ------------      ------------------   -------------------------      -------------------------
Millard E. Barron.....             ---                 ---            190,000       280,000         5,000         5,000
David J. Krumbholz....             ---                 ---             55,000        85,000         1,000         1,000
Edward L. Zimmerlin...             ---                 ---             33,750       121,250          ---            ---
Kelly R. Abney........             ---                 ---             55,000        85,000         1,000         1,000
James L. Deats........             ---                 ---             35,000        65,000         6,750         6,750

(1) The value of unexercised in-the-money options is calculated by subtracting the exercise price from the closing price of the Company's Common Stock at fiscal year end, and multiplying the difference by the number of shares granted as options.

Retirement Program

   Pension Benefits

       The Payless Cashways Amended Retirement Plan ("Retirement Plan") (benefits under which were frozen June 17, 1999) is a defined benefit plan under which the annual pension benefits payable to employees, including officers, upon normal retirement age are based upon both service credit prior to December 1, 1989, and service after December 1, 1989 through June 17, 1999. The normal retirement benefit for service prior to December 1, 1989, is the greater of 1) the product of (i) 1.25% of average compensation (the average for the five calendar years ending December 31, 1983), plus .9% of that average annual compensation in excess of the individual's "covered compensation" (a particular dollar amount which increases depending on the year of birth to 1950), and by
(ii) the number of years and fractional years of benefit service prior to December 1, 1983, plus for each plan year subsequent to December 1, 1983 through November 30, 1988, the sum of a) 1% of annual compensation for the year and b) 1% of annual compensation in excess of the Taxable Wage Base for the year, or 2) the product of (i) 1% of average annual compensation (the average for calendar years 1986, 1987 and 1988), plus .5% of that average annual compensation in excess of the individual's "covered compensation" (a particular dollar amount which increases depending on the year of birth), multiplied by (ii) the number of years of benefit service prior to December 1, 1989. The normal retirement benefit for each year and fractional year of benefit service subsequent to December 1, 1989, through June 17, 1999, is the sum of (a) 1% of annual compensation for the year, plus (b) an additional .5% of annual compensation in excess of the "covered compensation" for the year.

       As of the end of fiscal 2000, Mr. Krumbholz had 24 years of service and Mr. Abney had 7 years of service credited pursuant to the Retirement Plan. The estimated monthly benefits payable at age 65 under the Retirement Plan (computed as a straight single life annuity), based on actual credited service and compensation, is $3,059 for Mr. Krumbholz and $850 for Mr. Abney. None of the other executive officers named in the Summary Compensation Table above have been credited with any years of service or are entitled to any monthly benefits upon reaching age 65.

   Certain Transactions

         Canadian Imperial Bank of Commerce and its affiliates ("CIBC") and Van Kampen American Capital Prime Rate Income Trust ("Van Kampen"), each of which beneficially owns in excess of 5% of the outstanding Common Stock, are or have been parties to the Amended and Restated Agreement, dated as of December 2, 1997, as amended by that certain Second Amended and Restated Credit Agreement dated as of November 17, 1999 (the "Credit Agreement"). The Credit Agreement provides for a term loan facility in the principal amount of approximately $106 million. CIBC, as consideration for its role as Coordinating and Collateral Agent under the Credit Agreement, received amounts in excess of $60,000 in agency fees under the Credit Agreement. In addition, pursuant to the terms of the Credit Agreement, CIBC and Van Kampen and other Lenders thereunder have been paid interest, commitment fees and letter of credit fees.

   Certain Beneficial Ownership

       The table below sets forth certain information, as of February 1, 2001, regarding the beneficial ownership of the Company's Common Stock by (i) each of the Company's directors and nominees, (ii) each person known by the Company to be the beneficial owner of 5% or more of each class of the Company's voting securities, (iii) each of the executive officers named in the table entitled "Summary Compensation Table" above and (iv) all of the Company's directors and executive officers as a group. As required by the rules and regulations of the SEC, the number of shares of Common Stock beneficially owned includes shares as to which a right to acquire ownership within 60 days exists, such as through the exercise of employee stock options and conversion of convertible securities.

Name and Address                                     Shares Beneficially
of Beneficial Owner                                         Owned                            Percent of Class
-------------------                                  -------------------                     ----------------
Millard E. Barron(1)..............................          251,000                                1.2%
David J. Krumbholz(2)(3)..........................           71,368                                0.4%
Edward L. Zimmerlin(4)............................           53,750                                0.3%
Kelly R. Abney(2).................................           72,093                                0.4%
James L. Deats(5).................................           40,000                                0.2%
H. D. Cleberg(6)..................................           69,913                                0.3%
Peter G. Danis(7).................................          119,500                                0.6%
David G. Gundling(8)..............................           61,250                                0.3%
Max D. Hopper (8).................................           68,250                                0.3%
Donald E. Roller(9)...............................          106,250                                0.5%
Peter M. Wood(8)..................................           81,250                                0.4%



Name and Address                                     Shares Beneficially
of Beneficial Owner                                         Owned                            Percent of Class
-------------------                                  -------------------                     ----------------
Watson Strategic Investments, L.P.(10)............        1,368,150                                6.8%
   2787 Burning Daylight Farm
   Free Union, Virginia 22940
Canadian Imperial Bank
of Commerce(11) ..................................        1,257,340                                6.3%
   Commerce Court
   Toronto, Ontario  M5L 1A2
All Directors and Executive Officers..............        1,110,080                                5.3%
   as a group (18 persons)(12)
Van Kampen Prime Rate
Income Trust(13)..................................        1,024,159                                5.1%
   One Parkview Plaza
   Oakbrook Terrace, IL  60181
Maurice Halperin(14)..............................        1,000,000                                5.0%
   17890 Deauville Lane
   Boca Raton, FL

(1)      Includes 190,000 shares subject to options.
(2)      Includes 70,000 shares subject to options.
(3)      Includes 66 shares held by the 401k plan.
(4)      Includes 33,750 shares subject to options.
(5)      Includes 35,000 shares subject to options.
(6) Includes 56,250 shares subject to options and 3,663 shares owned by a trust for the benefit of Mr. Cleberg's wife of which he is trustee.
(7)      Includes 112,500 shares subject to options.
(8)      Includes 56,250 shares subject to options.
(9)      Includes 101,250 shares subject to options.
(10) Based on a Schedule 13G filed on February 6, 2001, Watson Strategic Investments has the sole voting power and sole dispositive power with respect to 1,125,500 shares, shared voting power with respect to 73,400 shares, and shared dispositive power with respect to 242,600 shares.
(11) Based on a Questionnaire dated February 2, 2001, Canadian Imperial Bank of Commerce has sole voting power and sole dispositive power with respect to 1,257,340 shares.
(12)     Includes 943,750 shares subject to options.
(13) Based on a Questionnaire dated February 2, 2001, Van Kampen American Capital Prime Rate Income Trust has sole voting power and sole dispositive power with respect to 1,024,159 shares.
(14) Based on Schedule 13D filed on July 12, 2000, Maurice Halperin has the sole voting power and sole dispositive power with respect to 1,000,000 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities to file, with the SEC, initial reports of ownership and reports of changes in ownership of stock and other equity securities of the Company. Officers, directors and beneficial owners of more than 10 percent of the Company's equity securities are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports and written representations of directors and executive officers that no other reports were required during 1999, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10 percent of the Company's equity securities were complied with on a timely basis.

2.       Other Business

         As of the date of delivery of the text of this Proxy Statement to the printer, management knew of no other business that will be presented for action at the Annual Meeting. In the event that any other business should properly come before the meeting, it is the intention of the persons designated as proxies on the proxy card to take such action as shall be in accordance with their best judgment.

Other Information, Stockholder Proposals

         The Board of Directors, on the recommendation of the Audit and Finance Committee, has selected the firm of KPMG LLP as independent auditor to examine the financial statements of the Company for the fiscal year 2001. Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         The Company currently plans to hold the 2002 Annual Meeting in the Kansas City, Missouri, metropolitan area on or around April 17, 2002. Management will appropriately consider all proposals from stockholders meeting the requirements set forth in the following paragraphs. When adoption of a proposal is clearly in the best interests of the Company and the stockholders generally, and does not require stockholder approval, the Board of Directors will usually adopt the proposal, if appropriate, rather than including the proposal in the Proxy Statement.

         A stockholder proposal may be considered at the Company's Annual Meeting in 2002 only if it meets the following requirements. First, the stockholder making the proposal must be a stockholder of record on the record date for such Annual Meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote thereat. Second, the stockholder must deliver or cause to be delivered a written notice to the Company's Secretary. Such notice must be received by the Secretary no later than February 18, 2002. The notice shall specify (i) the name and address of the stockholder as they appear on the books of the Company, (ii) the number of shares of the Company which are beneficially owned by the stockholder; (iii) any material interest of the stockholder in the proposed business described in the notice; (iv) if such business is a nomination for director, each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about him or her that is required by the Exchange Act, and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the Company for election as one of its directors; (v) if such business is other than a nomination for director, the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the stockholders and if and why it is deemed by the stockholder to be beneficial to the Company, and (vi) if so requested by the Company, all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act. Notwithstanding satisfaction of the above, the proposed business may be deemed not properly brought before the meeting if, pursuant to state law or any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted from the proxy materials for the meeting.

         Pursuant to the Rules and Regulations of the SEC, stockholder proposals requested for inclusion in the Company's Proxy Statement must meet the following criteria: (i) the proponent must be a record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted on the proposal and must have held such securities for at least one year; (ii) the proponent may submit no more than one proposal; (iii) the proposal and any supporting statement together shall not exceed 500 words; (iv) proposals must be received by the Company's Secretary on or before the date provided in the Proxy Statement; and (v) the proposal must contain the name of the proposing stockholder(s) and a contact address. For stockholder proposals to be considered for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Stockholders, such proposals must be received by the Secretary of the Company on or before November 14, 2001.

         The Corporate Governance and Nominating Committee will consider persons recommended by stockholders as director nominees. In order to be eligible for nomination as a director by the Corporate Governance and Nominating Committee, a director nominee must be under the age of 70 at the date of the Annual Meeting of Stockholders at which such director would be elected. All letters of nomination should be sent to the Secretary of the Company and should include the nominee's name and qualifications and a statement from the nominee that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any nominee to be considered by the Corporate Governance and Nominating Committee and, if accepted, to be included in the Company's Proxy Statement, letters of nomination must be received by the Secretary of the Company on or before November 14, 2001.

         In addition to the solicitation of proxies by mail, officers or other employees of the Company, without extra remuneration, may solicit proxies by telephone or personal contact. The Company may retain a firm to assist in the solicitation of proxies from individual stockholders, brokers, nominees, fiduciaries and other custodians. The Company also will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of stock held of record and will pay such persons for forwarding the material. All costs for the solicitation of proxies by the Board of Directors will be paid by the Company. The Company's Annual Report to Stockholders, including financial statements for the year ended November 25, 2000, is enclosed with this Proxy Statement.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /S/Gary D. Gilson

                                            Gary D. Gilson, Secretary

March 14, 2001

                                    APPENDIX A
                                                        Adopted:  April 19, 2000

                       Audit and Finance Committee Charter

I.       Purpose

         The primary function of the Audit and Finance Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by:

         o Reviewing: (a) the financial reports and other financial information provided by the Corporation to any governmental body or the public; (b) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; (c) the independence of the Corporation's independent accountants; (d) the Corporation's auditing, accounting and financial reporting processes generally; and (e) significant changes in the Corporation's capital structure.

         o Consulting with management and making recommendations, as appropriate, to the Board on important financial transactions and matters.

Consistent  with  these  oversight  responsibilities,   the  Audit  and  Finance
Committee  should  encourage  continuous   improvement  of,  and  should  foster
adherence to, the Corporation's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o        Review and appraise the audit  efforts of  the   Corporation's
                  independent accountants and internal auditing department.

         o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board.

         o Communicate with senior management and the Board regarding the assessment and evaluation of financial aspects of financial and strategic transactions and opportunities.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      Organization

         The Audit and Finance Committee shall consist of three or more directors as determined by the Board, each of whom shall be independent, consistent with the requirements of any exchange or interdealer quotation system upon which the Corporation may be listed. All members of the Committee shall have a working familiarity with basic finance and accounting practices and financial statements (including a balance sheet, income statement and cash flow statement). At least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board to each serve a term of one year or until their successors shall be duly elected and qualified. The Board will appoint a Chairman to preside at the Committee meetings and schedule meetings as appropriate.

III.     Meetings

         The Audit and Finance Committee will meet at such times as requested by the Chairman, any two Committee members, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the independent accountants or internal auditors. The Chief Executive Officer, Chief Financial Officer, Director of Internal Audit and representatives from the independent accountants shall be invited to all meetings. Other management representatives may be invited as necessary. Non-committee members and management may be excused from attendance at any meeting or portion of any meeting by the Chairman.

         As part of its job to foster open communication, the Committee should meet at least annually with management, the Director of Internal Audit and the independent accountants in separate executive sessions to discuss matter that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chairman should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

IV.      Duties and Responsibilities

         To fulfill its duties and responsibilities the Audit and Finance Committee shall:

Document and Report Review

1.      Review and update this Charter at least annually, as conditions dictate.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered
        by  the   independent accountants.

3. Review the regular internal reports to management prepared by the inter-nal auditing department and management's response thereto.

4. Review with financial management and the independent accountants the quarterly reports on Form 10-Q prior to filing or prior to the quarterly release of earnings. The Chairman of the Committee may represent the en-tire Committee for purposes of this review.

5. Submit any reports as required by any exchange or interdealer quotation system which the Corporation may be listed.

Independent Accountants

6. Recommend to the Board the selection of the independent accoun-tants, considering their independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

8. Periodically consult with the independent accountants without the pres-ence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

9. Receive from the independent accounts, on a periodic basis, a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standard Board Standard No. 1., and take the appropriate action to satisfy itself of the outside accountants' independence.

Financial Reporting Processes

10. In consultation with the independent accountants and the internal audi-tors, review the integrity of the Corporation's financial reporting processes, both internal and external.

11. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

12. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing depart-ment.

Process Improvement

13. Establish regular and separate systems of reporting to the Audit and Finance Committee by management, the independent accountants and inter-nal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

14. Following completion of the annual audit, review separately with man-agement, the independent accountants and the internal auditors any sig-nificant difficulties encountered during the course of the audit, in-cluding any restrictions on the scope of work or access to required in-formation.

15. Review any significant disagreement among management and the independent accountants or the internal auditors in connection with the preparation of the financial statements.

16. Review, at an appropriate time, with the independent accountants, inter-nal auditors and management the extent that changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

Ethical and Legal Compliance

17. Establish, review and update periodically a Business Conduct Policy and ensure that management has established a system to enforce this Policy.

18. Review management's monitoring of the Corporation's compliance with the Business Conduct Policy, and ensure that management has the proper review system in place to ensure that the Corporation's financial state-ments, reports and other financial information disseminated to govern-mental organizations and the public satisfy legal requirements.

19. Review activities, organizational structure, and qualifications of the internal auditing department.

20. Review, with the Corporation's counsel, legal compliance matters includ-ing the corporate securities trading policies.

21. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

22. Perform any other activities consistent with this Charter, the Corpora-tion's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Financial Review

23. Consider and approve, if appropriate, the financing requirements of the Corporation as suggested by management.

24.     Review  and make recommendations to the Board  with  respect to acquisi-
        tions,   divestitures, extraordinary  capital  expenditure requests, and other major financial transactions.

25. Review and make recommendations to the Board with respect to signif-icant changes in the Corporation's capital structure, including the incurrence/defeasance of long-term indebtedness and the issuance/redemp-tion of equity securities.

26. Consider and approve, if appropriate, other management proposals that may have a material impact on the Corporation's financial profile.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, resolve disagreements, if any, between management and the independent accountants or to assure compliance with the applicable laws, regulations or the Corporation's Business Conduct Policy.